UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

HORSEHEAD HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Horsehead Holding Corp.

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205

March 20, 2015

To our Stockholders:

You are cordially invited to attend the Horsehead Holding Corp. annual meeting of stockholders at 10:30 a.m. Eastern Daylight Savings time on May 5, 2015 at the Duquesne Club, 325 Sixth Avenue, Pittsburgh, PA 15222. Business attire is required in order to attend the annual meeting. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the annual meeting and describes certain other details related to this meeting.

As we did last year, we will use the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send our stockholders by mail a notice with instructions for accessing the proxy materials and voting via the Internet or by telephone. The notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Please review the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, which materials include the attached Proxy Statement, our 2014 Annual Report and a form of proxy or voting instruction form. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.

Your vote is important. Regardless of whether you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

If you are a registered stockholder and plan to attend the annual meeting, you may be required to show evidence of your stockholdings to gain entry to the annual meeting. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing a Horsehead stockholding or the non-voting portion of the voting instruction form that you may receive through that entity. Please note that the document evidencing your stockholdings to be used to gain entry to the annual meeting is non-transferable.

Please vote your shares promptly and join us at the annual meeting.

Sincerely,

James M. Hensler President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2015 annual meeting of stockholders of Horsehead Holding Corp. will be held at the Duquesne Club, 325 Sixth Avenue, Pittsburgh, PA 15222 on May 5, 2015, beginning at 10:30 a.m. Eastern Daylight Savings time. Business attire is required in order to attend the annual meeting. At the meeting, the holders of the Company’s outstanding common stock will act on:

(1) the election of the Class III director, to serve a term of three years;

(2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3) a non-binding advisory vote on executive compensation; and

(4) any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 12, 2015 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—How do I vote? beginning on page 3 of this Proxy Statement.

Any person voting by proxy has the power to revoke it at any time prior to its exercise at the annual meeting in accordance with the procedures described in the accompanying Proxy Statement.

This Proxy Statement and our 2014 Annual Report to stockholders are available at www.edocumentview.com/zinc.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the annual meeting will be on a first-come, first-served basis. Business attire is required in order to attend the annual meeting. Registration for the meeting will begin at 10:00 a.m. Eastern Daylight Savings time, and seating will begin at 10:15 a.m. Eastern Daylight Savings time. You may be required to show evidence of your stockholdings. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing a Horsehead stockholding or the non-voting portion of the voting instruction form that you may receive through that entity. Please note that the document evidencing your stockholdings to be used to gain entry to the meeting is non-transferable. Cameras and recording devices, or the use of cellphones with such capabilities for such purposes, will not be permitted at the annual meeting.

By order of the Board of Directors,

Gary R. Whitaker
Vice President, General Counsel and Secretary

March 20, 2015

Pittsburgh, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 5, 2015: In accordance with the Securities and Exchange Commission rules, you may access our proxy materials at https://materials.proxyvote.com/440694

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 5, 2015

PROXY STATEMENT

The Board of Directors (the “Board”) of Horsehead Holding Corp. (the “Company” or “Horsehead”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on May 5, 2015 (the “Annual Meeting”), beginning at 10:30 a.m. Eastern Daylight Savings time, at the Duquesne Club, 325 Sixth Avenue, Pittsburgh, PA 15222, and at any postponements or adjournments thereof. This proxy statement contains information related to the Annual Meeting. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2014 Annual Report online and how to request a printed copy of these proxy materials will be mailed to stockholders on or about March 20, 2015.

As permitted by Securities and Exchange Commission (the “SEC”) rules, we are making this Proxy Statement and our 2014 Annual Report available to our stockholders electronically via the Internet. The notice of electronic availability contains instructions on how to access this proxy statement and our 2014 Annual Report and vote online and how to request a printed copy of these proxy materials. If you received a notice of electronic availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2014 Annual Report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the 2015 Annual Meeting of stockholders. You are receiving a Proxy Statement because you owned shares of our common stock on March 12, 2015, and that entitles you to vote at the Annual Meeting. By use of a proxy, you can ensure that your vote is counted at the Annual Meeting whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for fiscal 2014 and other information that the SEC requires us to provide annually to our stockholders.

How may I obtain Horsehead’s 2014 Annual Report and other financial information?

Stockholders may request an additional free copy of our 2014 Annual Report from:

Horsehead Holding Corp.

Attn: General Counsel

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205

(724) 774-1020

We will also furnish any exhibit to the 2014 Annual Report if specifically requested.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting. In addition, management will report on our fiscal 2014 performance and respond to appropriate questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 12, 2015, the “Record Date” for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Horsehead common stock you owned as of the close of business on the Record Date on each matter considered at the Annual Meeting. As of the close of business on the Record Date, there were 56,655,577 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the Annual Meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Business attire is required in order to attend the Annual Meeting. Registration will begin at 10:00 a.m. Eastern Daylight Savings time, and seating will begin at 10:15 a.m. Eastern Daylight Savings time. If you attend, please note that you may be asked to present proof of your stockholdings and valid identification. Cameras and recording devices, or the use of cellphones with such capabilities for such purposes, will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed proxy card.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting. As of the close of business on the Record Date, 56,655,577 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 28,327,789 votes will be required to establish a quorum.

Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

This year, we are again using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Annual Meeting. If you attend the Annual Meeting in person, you may vote at the Annual Meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Proxy Card.    Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card.

Voting by Telephone or Through the Internet.    If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 2:00 a.m., Eastern Daylight Savings time, on May 5, 2015. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the Annual Meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. Currently, the Board and management do not intend to present any matters at the Annual Meeting other than those outlined in the notice of Annual Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or another proxy bearing a later date or by attending the Annual Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated with this solicitation. In addition to mailing the notice of Internet availability and these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding the notice of Internet availability and proxy materials to the beneficial owners of our common stock and for obtaining proxies.

Who is bearing the costs of soliciting these proxies?

The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telecopy and telephone and personally by a few officers and regular employees of the Company who will not receive additional compensation for such solicitation. Brokers, banks and other nominees will, upon request, be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of our common stock. In addition, the Company has engaged Computershare, our transfer agent and registrar, Broadridge Financial Solutions, Inc., and Georgeson Inc. to assist in the general distribution of the notice of Internet availability and this Proxy Statement and the 2014 Annual Report, and in the tabulation of votes.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, the persons named as proxies for stockholders will vote on those matters as recommended by the Board or, if no recommendation is given, in the manner they consider appropriate.

What vote is required to approve each item?

Election of Director.    The director nominee who receives the highest number of properly executed votes will be elected as a director, even if that nominee does not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for the director nominee. A properly executed proxy marked “withhold authority” with respect to the election of the director nominee will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of the Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of the independent registered public accounting firm for 2015. Although this proposal is non-binding on the Company, the Audit Committee will consider the outcome of this vote in its future deliberations.

Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, our executive compensation program for our named executive officers. Although this proposal is non-binding on the Company, the Board and the Compensation Committee will consider the outcome of this vote in its future deliberations.

How are votes counted?

In the election of the director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominees. You may not cumulate your votes for the election of director.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter. The Company has supplied copies of its proxy materials for the Annual Meeting to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you.

If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the election of directors, even if the broker, bank or other nominee does not receive voting instructions from you.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•

By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

•

By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-652-8683 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice of availability when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

•

By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce the preliminary voting results at the Annual Meeting and publish the final results in a current report on Form 8-K within four business days following determination of the final results.

How may I obtain a copy of Horsehead’s By-law provisions regarding stockholder proposals and director nominations?

You may contact our Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our certificate of incorporation and by-laws are available also on our website at www.horsehead.net.

How may I view a list of Horsehead’s stockholders?

A list of the stockholders of the Company entitled to attend and vote at the Annual Meeting will be available for viewing during normal business hours during the ten days preceding the date of the Annual Meeting at the Company’s offices located at:

4955 Steubenville Pike

Suite 405

Pittsburgh, Pennsylvania 15205.

The list will be available for viewing also at the Annual Meeting. You must be a stockholder of the Company and present valid identification to view the list.

PROPOSALS SUBMITTED FOR A STOCKHOLDER VOTE

ITEM 1 — Election of Director

Our Certificate of Incorporation provides that the number of directors that constitute the Board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of authorized directors as of the date of this Proxy Statement is five. We have three classes of directors and each class is required by our by-laws to be as equal as possible in number. One class is to be elected at each annual meeting of stockholders. Currently, there are two Class I directors, two Class II directors and one Class III director. At the Annual Meeting, to which this Proxy Statement relates, the term of the Class III director will expire. You are being asked to vote to elect one director to Class III to serve for a three-year term expiring in 2018.

We will vote your shares as you specify on the enclosed proxy or voting instruction card. If you do not specify how you want your shares voted, we will vote them FOR the election of the nominee listed below. If unforeseen circumstances (such as death or disability) make it necessary for us to substitute another person for the nominee, we will vote your shares FOR that other person. If you wish to withhold your vote from the nominee, you may so indicate on the proxy card. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominee for the Class III director position receiving the greatest number of votes will be elected as a director.

The nominee for director has consented to serve, if elected, and we have no reason to believe that the nominee will be unable to serve. If the nominee named herein for election as a director should for any reason become unavailable to serve prior to the Annual Meeting, the Board will, prior to the Annual Meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the position vacant to be filled at a later time.

Our Board has nominated the person named below for election as the Class III director. Following are the age, principal occupation during the past five years, and certain other information of the nominee. The information presented below for the director nominee has been furnished to the Company by the director nominee.

Class III Director Nominee:

T. Grant John, 76, was appointed to our Board in May 2007. Since 2003, Dr. John has served as the principal of T.G. John & Associates, Inc., a strategy, search and turnaround consulting firm focused on the primary metals and metalworking industries. From 1999 to 2003, Dr. John was the president and chief executive officer of Special Metals Corporation, a leading international manufacturer of high performance nickel and cobalt alloys. Prior to 1999 and beginning in 1966, Dr. John served in various executive and management roles for companies in the metals industry. Dr. John earned BASc. and PhD. degrees in metallurgical engineering at the University of British Columbia. Our Board concluded that Dr. John should serve as a director for us primarily due to his more than 20 years of senior executive experience with other metals companies and his experience as a member of the board of directors for two other public companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR LISTED ABOVE.

ITEM 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Grant Thornton LLP as the independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2015. During fiscal year 2014, Grant Thornton LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal

Accountant Fees and Services.” If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Grant Thornton LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

ITEM 3 — Advisory Approval of the Company’s Executive Compensation

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. Our Board and the Compensation Committee of our Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals, including, among others:

•	attracting and retaining the best possible executive talent;

•	achieving accountability for performance; and

•	aligning executives’ incentives with value creation for our stockholders.

This advisory vote, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board and the Compensation Committee of our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

ITEM 4 — Other Matters

As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Executive Officers, Key Employees and Directors

Set forth below is information concerning our executive officers, key employees and directors as of the date of this Proxy Statement.

Name	Age	Position
Executive Officers
James M. Hensler	59	Chairman of the Board, Class I Director, President and Chief Executive Officer
Robert D. Scherich	54	Vice President and Chief Financial Officer
Gary R. Whitaker	59	Vice President, General Counsel and Secretary
Key Employees
Lee Burkett	58	Vice President — Manufacturing
James A. Totera	58	Vice President — Sales and Marketing
Ali Alavi	53	Senior Vice President — Corporate and Environmental Affairs
Timothy R. Basilone	55	Vice President — Environmental Affairs
Bruce Morgan	43	Vice President — Human Resources
Mark Tomaszewski	58	President — The International Metals Reclamation Company, LLC
Joshua Belczyk	37	General Manager — Zochem, Inc.
Anthony Staley	40	General Manager — Horsehead Metal Products, LLC
Directors
John C. van Roden, Jr.	66	Class II Director
T. Grant John	76	Class III Director
George A. Schreiber, Jr.	66	Class I Director
Jack Shilling	71	Class II Director

Executive Officers

James M. Hensler, Chairman of the Board , President and Chief Executive Officer, joined us in April 2004. He has over 30 years of experience working in the metals industry. From 2003 to April 2004, Mr. Hensler was a consultant to various companies in the metals industry. From 1999 to 2003, Mr. Hensler was Vice President of Global Operations and Vice President and General Manager of the Huntington Alloys Business Unit for Special Metals Corp., a leading international manufacturer of high performance nickel and cobalt alloys. Prior to that, Mr. Hensler was the Executive Vice President for Austeel Lemont Co., General Manager of Washington Steel Co. and Director of Business Planning for Allegheny Teledyne Inc. He received a BS in Chemical Engineering from the University of Notre Dame in 1977, an MSE in Chemical Engineering from Princeton University in 1978 and an MBA from the Katz Graduate School of Business at the University of Pittsburgh in 1987. Our Board concluded that Mr. Hensler should serve as a director for us primarily due to his experience as our President and Chief Executive Officer since 2004, his more than 30 years of experience in the metals industry, including manufacturing, sales, technical and financial responsibilities, and his education.

Robert D. Scherich, Vice President and Chief Financial Officer, joined us in July 2004. From 1996 to 2004, Mr. Scherich was the Chief Financial Officer of Valley National Gases, Inc. Prior to that, he was the Controller and General Manager at Wheeling-Pittsburgh Steel Corp. and an accountant at Ernst & Whinney. Mr. Scherich received a BS in Business Administration from The Pennsylvania State University in 1982.

Gary R. Whitaker, Vice President, General Counsel and Secretary, joined us in December 2011. Mr. Whitaker previously was in private practice in Atlanta, Georgia from 2009 to 2011. He served as Vice President, General Counsel and Secretary for GrafTech International Ltd., a manufacturer of graphite products, including graphite electrodes used in electric arc furnaces, from 2006 to 2008, and as Vice President, General Counsel and Secretary for the U.S. operations of the SK Group, one of South Korea’s largest conglomerates, from 1998 to 2006. Mr. Whitaker also worked as a corporate attorney for Eastman Chemical Company and for the DuPont Company, and was a senior associate for Powell, Goldstein, Frazer and Murphy, in Atlanta, Georgia. Mr. Whitaker received a B.A. in History from U.C.L.A. in 1976 and a J.D. from the University of Houston Law School in 1980.

Key Employees

Lee Burkett, Vice President — Manufacturing — Horsehead Corporation, joined us in November 2006 with over 27 years of industry experience. During the three years prior to joining us, Mr. Burkett served as General Manager of the Bridgeville Facility of Universal Stainless. Previous positions included General Manager — Finishing Operations of J&L Specialty Steel, Plant Manager of Timet’s Toronto, Ohio facility, Vice President Operations for Caparo Steel and 14 years with Washington Steel with responsibilities in all aspects of the operation including Plant Manager of Finishing. Mr. Burkett received a BS in Mechanical Engineering from The Pennsylvania State University in 1979.

James A. Totera, Vice President — Sales and Marketing — Horsehead Corporation, joined us in 1997. Prior to that, he was the Vice President of Sales for Steel Mill Products, where he worked in, among other things, electric arc furnace dust recycling and also spent over 15 years working in sales positions, including as General Manager of Sales, at Insul Company. Mr. Totera received a BA in Economics, Administrative Management Science and Psychology from Carnegie Mellon University in 1979.

Ali Alavi, Senior Vice President — Corporate and Environmental Affairs — Horsehead Corporation, joined us in 1996. Mr. Alavi previously served as our Vice President — Corporate Administration, General Counsel and Secretary, Director and Counsel of Environment, Health and Safety and Director of Environmental Performance. Prior to joining us, Mr. Alavi worked as Assistant General Counsel of Clean Sites, Inc., Senior Regulatory Analyst of the American Petroleum Institute and Project Manager/Engineer for the U.S. Army Toxic and Hazardous Materials Agency. Mr. Alavi received a B.A. in Geography/Environmental Studies from the University of Pittsburgh in 1983, an M.S. in Petroleum Engineering from the University of Pittsburgh School of Engineering in 1985 and a J.D. from the University of Maryland Law School in 1993.

Timothy R. Basilone, Vice President — Environmental Affairs — Horsehead Corporation, joined us in January 2010. Mr. Basilone has over 20 years of experience working in all aspects of environmental affairs in a variety of industries. Prior to joining us, he spent ten years with Koppers Inc., including seven years as a Senior Manager in the Corporate Environmental Affairs Department and three years as Operations Superintendent at the Koppers coal tar distillation facility in Clairton, Pennsylvania. Prior to that, Mr. Basilone spent nine years at Westinghouse Electric Corporation as the Environmental Remediation Program Manager in the Corporate Legal and Environmental Affairs Department. He began his professional career as an Exploration / Production Geologist with Marathon Oil Company before moving on to Westinghouse. Mr. Basilone earned an MS degree in Earth and Planetary Science from the University of Pittsburgh in 1984 and a B.A. degree in Geology from the College of Wooster in 1981.

Bruce Morgan, Vice President — Human Resources — Horsehead Corporation joined us in May 2010. Prior to joining us, from November 2006 to May 2010, Mr. Morgan served as Director of Human Resources — North America for the Steel Mill Services division of Harsco Corporation. Prior to that, Mr. Morgan served as Director of Human Resources for both the Steel and Foundry Divisions of Vesuvius USA, a global refractory manufacturer, where he was employed from March 1997 to November 2006. Among other previous employment, Mr. Morgan served as an HR Associate for the construction and start-up of Gallatin Steel Company, where he was employed from June 1994 to August 1995. Mr. Morgan received a BS degree in Industrial and Labor Relations from Cornell University in 1994.

Mark Tomaszewski, President — The International Metals Reclamation Company, LLC (“INMETCO”), joined us on December 31, 2009 when we acquired INMETCO, where he has served for over 30 years in positions ranging from General Manager — Finance and Administration to his current position of President of

INMETCO, which he has held since August 2008. Mr. Tomaszewski received a BS in Business Administration from West Virginia Wesleyan College in 1978 and an M.S. in Business Administration from Robert Morris University in 1992.

Joshua Belczyk, General Manager — Zochem, Inc., joined us in September 2010 as Director — Business Development. Prior to that, he worked with FTI Consulting, Inc. in corporate finance and restructuring. Prior to FTI Consulting, Inc., Mr. Belczyk worked eight years for Bailey-PVS Oxides, LLC, an environmental service and recycling provider to the steel industry, where he last served as a multi-site General Manager. Mr. Belczyk received a BS degree in Environmental Science and Public Policy from Harvard University in 2000 and an MBA from the University of Michigan in 2009.

Anthony Staley, General Manager — Horsehead Metal Products, LLC, joined us in early 2012. Dr. Staley has over 15 years of experience in diversified metals processing. Prior to joining us, he was employed at Freeport McMoRan’s Morenci Operations, the largest installed capacity Copper SX/EW facility in the world, as the Manager of Hydrometallurgical Operations and Technology. He played a significant technical role in the startup of the Freeport McMoRan’s Tenke-Fungarume Copper SX/EW facility in the Democratic Republic of Congo. His prior experience includes serving as Manager of Hydrometallurgical Operations at Freeport McMoRan’s Bagdad facility, as well as Chief Metallurgist for Newmont Mining Corporation. Dr. Staley earned a PhD in Physio-Chemical Processing of Metals from the Colorado School of Mines. He also received an MBE and a BS degree in Chemical and Petroleum-Refining Engineering from the same school. In addition, he has multiple peer reviewed publications ranging from Zinc Solvent Extraction and Electrowinning, Copper Electrowinning, Gold Sampling Protocol, to Aluminum Processing.

Directors

John C. van Roden, Jr. was appointed to our Board in April 2007. From 2006 to 2007, Mr. van Roden served as Executive Vice President of P.H. Glatfelter Company, an NYSE-listed producer of engineered paper products, and served as Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company from 2003 to 2006. From 1998 to 2003, Mr. van Roden was Senior Vice President and Chief Financial Officer of Conectiv Corp. From 1992 to 1998, Mr. van Roden was Senior Vice President and Chief Financial Officer of Lukens Inc. Mr. van Roden is a director of (i) H.B. Fuller Company, an NYSE-listed global manufacturer and marketer of adhesives and specialty chemical products, and (ii) Airgas, Inc., an NYSE-listed distributor of industrial, medical and specialty gases and welding, safety and related products, where Mr. van Roden also serves as Presiding Director, having served as its Chairman in 2010 and 2011. From June 2005 to November 2007, Mr. van Roden served on the board of directors of Semco Energy, Inc., which was a NYSE-listed, regulated public utility company that was acquired by Cap Rock Holding Corporation in November 2007. Mr. van Roden received a BA in Economics from Denison University in 1971 and an MBA from Drexel University in 1974. Our Board concluded that Mr. van Roden should serve as a director for us primarily due to his experience as a senior executive and chief financial officer at three public companies and his more than 20 years of experience in the metals industry.

T. Grant John was appointed to our Board in May 2007. Since 2003, Dr. John has served as the principal of T.G. John & Associates, Inc., a strategy, search and turnaround consulting firm focused on the primary metals and metalworking industries. From 1999 to 2003, Dr. John was the president and chief executive officer of Special Metals Corporation, a leading international manufacturer of high performance nickel and cobalt alloys. Prior to 1999 and beginning in 1966, Dr. John served in various executive and management roles for companies in the metals industry. Dr. John earned BASc. and PhD. degrees in metallurgical engineering at the University of British Columbia. Our Board concluded that Dr. John should serve as a director for us primarily due to his more than 20 years of senior executive experience with other metals companies and his experience as a member of the board of directors for two other public companies.

George A. Schreiber, Jr. joined us as a director in November 2012. He formerly served as a director for two publicly-traded companies, Semco Energy, Inc. and Energy Conversion Devices, and served on the Board of one privately-held company, Continental Energy Systems LLC. He served as President and Chief Executive Officer of Continental Energy Systems LLC from 2007 to 2014. Continental Energy Systems LLC was a leading utility holding company which owned a gas distribution business with over 500,000 customers in New Mexico. From 2004 to 2007, Mr. Schreiber served as President and Chief Executive Officer of Semco Energy, Inc., an NYSE publicly-traded natural gas distribution company serving markets in Michigan and Alaska. Prior to that, from 1999 to 2004, he served as Chairman of the Global Energy Group of Credit Suisse. Mr. Schreiber earned an MBA in 1971 and a BS in 1970, both from Arizona State University. Our Board concluded that Mr. Schreiber should serve as a director primarily due to his more than 30 years of experience in the area of finance and his experience as a Chief Executive Officer and as a director with the aforementioned large corporations.

Jack Shilling was appointed to our Board in September 2007. From July 2001 through April 2007, Dr. Shilling served as an Executive Vice President and Chief Technology Officer of ATI, an NYSE-listed producer of specialty metals, where his responsibilities included working closely with several individual ATI businesses on strategic growth opportunities. Prior to such positions with ATI, beginning in 1973, Dr. Shilling worked for a subsidiary of ATI, Allegheny Ludlum Corporation, of which he became president in 1998 after holding positions of increasing responsibility in technical and operations management. He then became president of the high performance metals segment of ATI in 2000. Dr. Shilling has served also as the chairman of the Specialty Steel Industry of North America, a trade association representing the producers of stainless steel and other specialty metals in North America. Dr. Shilling received a BA in Physics from Franklin & Marshall College in 1965, an MS in Physics from Cornell University in 1967 and a PhD in Metallurgical Engineering from the University of Pittsburgh in 1975. Our Board concluded that Dr. Shilling should serve as a director for us primarily due to his leadership experience as president of the two subsidiaries of ATI, as described above, as well as the fact that ATI is itself a significant public company in the metals industry.

Board of Directors Composition

Our Board consists of five members. Our Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, with directors in each class serving staggered three-year terms. As a result, stockholders elect a portion of our Board each year. The Class I directors’ terms expire at the annual meeting of stockholders to be held in 2016. The Class II directors’ terms expire at the annual meeting of stockholders to be held in 2017, and the current Class III director’s term expires at the annual meeting of stockholders to be held in 2015, to which this Proxy Statement relates. The Class I directors are Mr. Hensler and Mr. Schreiber, the Class II directors are Mr. van Roden and Dr. Shilling and the current Class III director is Dr. John. The term of the Class III director elected at the Annual Meeting, will expire at the 2018 annual meeting of stockholders.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election until the third annual meeting following election. Any vacancies or additional directorships resulting from an increase in the number of directors may only be filled by a majority vote of the directors then in office. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. The division of our Board into three classes with staggered terms may delay or prevent a change of our management or a change in control.

Board Leadership Structure and Role in Risk Oversight

The leadership of our Board includes a Chairman of the Board, which position is currently held by our Chief Executive Officer, Mr. Hensler, and a lead independent director, a position currently held by Dr. Shilling. We believe that combining the roles of Chairman of the Board and Chief Executive Officer have benefited and continue to benefit our Company and that the benefits of this leadership structure operate in two reciprocal directions. Our Board benefits from having at the Chairman of the Board level direct knowledge of the operations of, and opportunities and challenges facing, our business on a regular and company-wide basis; and our Company’s operations and management benefit from the synergy and clarity of leadership and direction that results from having the Chief Executive Officer integrally involved in the leadership of our Board. We believe further that the size of our Board is appropriate relative to the size of our Company and that given the size of our Board and our Company, our Board is able to act in an efficient manner by combining the roles of Chairman of the Board and Chief Executive Officer.

We believe that this board leadership structure is complemented and further enhanced by our lead independent director, Dr. Shilling. As lead independent director, Dr. Shilling is and has been able to spend additional time with management outside the time and logistical limits of formal Board meetings to thoroughly probe and ask more detailed and technical questions regarding the operations, finances and other aspects of our business. In this regard, Dr. Shilling acts as an active liaison and point of contact between management and the other independent members of our Board, who are able to funnel questions and follow-up responses through Dr. Shilling and to rely on him to seek well-deliberated answers between formal Board meetings. This permits additional follow-up from and fully-developed exchanges with management that are difficult to replicate fully in the context and constraints of formal board meetings. This in turn helps management prepare and present to our Board relevant, accurate and thoroughly vetted data and reports, which further enables our Board to efficiently receive the information it needs to oversee our Company and to make decisions.

Our Board leadership structure is an important component of the integral role our Board plays in overseeing our risk management process. For example, Dr. Shilling’s role as lead independent director, described above, assists the Board in seeking answers to questions and concerns that the Board may have regarding our risk management processes and helps ensure that such answers are thoroughly explored and discussed with management. Specific risk management matters that our Board considers and reviews include: potential operational issues at our facilities; periodic renewals of insurance policies; entry into zinc put options and other hedging practices, the amounts for which are authorized at the Board level; regular reviews of our credit, liquidity and other operational needs and resources; and analysis of our leadership structure. Specific matters recently reviewed by our Board include our hedge arrangements, analysis of any potential refinancing needs and alternatives, including but not limited to our recent common stock offering, and the progress on the ramp-up of our new zinc facility in North Carolina.

Committees of the Board

The composition, duties and responsibilities of the committees of our Board are set forth below. Our Board adopted a written charter for each of its committees, each of which is available on the Investor Relations page of our website at www.horsehead.net. Committee members will hold office for a term of one year. In the future, our Board may establish other committees, as it deems appropriate, to assist with its responsibilities.

Audit Committee.    The Audit Committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent auditors’ qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies from time to time, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time, (12) reviewing related party transactions, and (13) reporting regularly to the full Board.

Our Audit Committee consists of Mr. van Roden, as chairman, and Messrs. Schreiber, John and Shilling. Our Board has determined that each of these members is an independent director according to the rules and regulations of the SEC and the NASDAQ Stock Market and that each of Mr. van Roden and Mr. Schreiber qualifies as an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. During 2014, our Audit Committee held five meetings.

Compensation Committee.    The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our executive officers, (4) reviewing and consulting with our Chief Executive Officer on the selection of officers and evaluation of executive performance and other related matters, (5) administering our stock plans and other incentive compensation plans, (6) reviewing and recommending to the Board for approval the frequency of the say-on-pay vote, (7) retaining a compensation consultant and conducting the relevant independence analysis, and (8) such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee consists of Dr. John, as chairman, and Messrs. Schreiber, van Roden and Shilling, each of whom satisfies the independence requirements of the NASDAQ Stock Market Rules. During 2014, our Compensation Committee held five meetings.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee’s purpose is to assist our Board by identifying individuals qualified to become members of our Board consistent with criteria set by our Board and to develop our corporate governance principles. This committee’s responsibilities include: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing the performance and self-evaluation process of our Board and developing continuing education programs for our directors, (5) reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes, (6) reviewing and monitoring compliance with our code of ethics and our insider trading policy, and (7) overseeing our risk management process. Our Nominating and Corporate Governance Committee consists of Mr. Schreiber, as chairman and Messrs. van Roden, John and Shilling, each of whom satisfies the independence requirements of the NASDAQ Stock Market Rules. During 2014, our Nominating and Corporate Governance Committee held two meetings.

The Nominating and Corporate Governance Committee seeks a diverse group of director candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Desired qualities to be considered include: high-level leadership experience and significant accomplishment in business or administrative activities; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

In evaluating candidates for election to our Board, the Nominating and Corporate Governance Committee and our Board seek the most qualified individuals based on the criteria and desired qualities described above and consider diversity. We believe a diversity of professional backgrounds enhances our Board’s performance of its leadership and oversight functions in that directors with a variety of professional experience and expertise will be able to view all of the different elements and aspects of our business from different critical viewpoints and ask questions and make proposals and decisions from a broader range of professional views. Such diversity enables a broader critical review of more aspects of our business which we believe enhances, among other things, the Board’s oversight of our risk management processes.

The Nominating and Corporate Governance Committee will consider all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees. In evaluating candidates, the Nominating and Corporate Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals and Director Nominations for the 2016 Meeting.”

Number of Meetings of the Board of Directors

The Board held seven meetings during 2014. Directors are expected to attend Board meetings and meetings of committees on which they serve and to spend time as needed and meet as frequently as necessary to properly discharge their responsibilities.

Attendance at Annual Meetings of the Stockholders

All directors and director nominees are encouraged to attend the Annual Meeting of the stockholders. All of our directors attended our 2014 Annual Meeting of stockholders in person. All are currently expected to be in attendance at the 2015 Annual Meeting.

Director Independence

Certain NASDAQ Stock Market Rules require that a majority of the members of the Board be “independent directors” and that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board each comprise only “independent directors,” in each case as defined under the NASDAQ Marketplace Rules.

Based upon the information submitted by each of our directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of our directors, except Mr. Hensler, our President and Chief Executive Officer, has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each, except Mr. Hensler, is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining the independence of our directors, the Board has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the rules of NASDAQ.

Executive Sessions

The Company requires the non-management directors to meet in executive sessions on a periodic basis without management. Our lead independent director leads these meetings. In 2014, our non-management directors held four executive sessions.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to the chairman of the Nominating and Corporate Governance Committee: c/o Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205. All correspondence received will be reviewed by the chairman of the Nominating and Corporate Governance Committee and discussed with the committee, which will then determine an appropriate response or course of action.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) telephoning the Secretary of the Company, (2) writing to: Audit Committee, c/o the Secretary of Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205, or (3) emailing the Audit Committee, by way of the Secretary of Horsehead Holding Corp., at gwhitaker@horsehead.net. In each case, reports will be received by the Company’s Secretary who will forward the message to the Audit Committee. In addition, the Company has engaged The Network to provide an Independent Accounting, Internal Accounting Controls and Auditing Matters Hotline, which can be reached through one of the following means: (1) by telephone at (866) 835-6347, which is available 24 hours per day, 365 days per year for leaving a recorded message; (2) by writing to The Network, ATTN: Horsehead Corporation, 333 Research Court, Norcross, GA 30092; or (3) by e-mail via the website www.tnwinc.com/reportline or the e-mail address Reportline@tnwinc.com. The confidentiality of all reports will be maintained to the extent consistent with law.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer or employee of us, and no member has been an officer or employee of us at any prior time. There are no interlocking relationship between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our legal and finance departments bear primary responsibility for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-party transactions and then determining, based on the facts and circumstances, whether we or a related-party has a direct or indirect material interest in these transactions. Our Audit Committee is responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. “Related person” refers to a person or entity who is, or at any point since the beginning of the last fiscal year was, a director, officer, nominee for director or 5% stockholder of us or is or was an immediate family member of such person or entity. The Audit Committee does not have a written policy regarding the approval of related party transactions. The Audit Committee applies its review procedures as a part of its standard operating procedures. In the course of its review and approval or ratification of a related-party transaction, the Audit Committee will consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, the amount involved and type of transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee at which the transaction is considered.

Since January 1, 2014, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with compensation as described in “Compensation Discussion and Analysis” below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of our common stock as of the Record Date, by each person known by us to own more than 5% of our common stock, each director and each of our named executive officers and by all of our directors and executive officers as a group (seven persons). The table lists the number of shares and percentage of shares beneficially owned based on 56,655,577 shares of common stock outstanding as of the close of business on the Record Date. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options held by that individual or entity that are either currently exercisable or exercisable within 60 days following the Record Date are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Information in the table is derived from SEC filings made by such persons on Schedule 13G and/or under Section 16(a) of the Exchange Act and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Beneficial Holders of More than 5%	Number of Shares Beneficially Held	Percentage of Beneficial Ownership
Dalal Street, LLC(1)	6,333,296	11.2%
Affiliates of RS Investment Management Co. LLC(2)	4,532,054	8.0%
Affiliates of Greywolf Capital Management LP(3)	3,400,300	6.0%
Blackrock, Inc.(4)	3,041,973	5.4%
The Vanguard Group, Inc.(5)	3,066,016	5.4%
Dimensional Fund Advisors(6)	2,977,622	5.3%

Named Executive Officers, Executive Officers and Directors
James M. Hensler(7)	562,074	1.0%
T. Grant John	52,571	*
John C. van Roden, Jr.	47,571	*
George A. Schreiber, Jr.	24,702	*
Jack Shilling(8)	60,571	*
Robert D. Scherich(9)	258,392	*
Gary R. Whitaker	2,921	*
All directors and executive officers as a group (seven persons)(10)	1,008,802	1.8%

*	less than 1%.

(1)

The securities reported for Dalal Street, LLC (the “LLC”) represent common stock beneficially owned and held of record by three private funds (Pabrai Investment Fund 2, L.P., Pabrai Investment Fund 3, Ltd. and Pabrai Investment Fund IV, L.P.) managed by the LLC, Mohnish Pabrai and Harina Kapoor JTWROS and 5 managed accounts (Aikyum, Inc., Harina Kapoor IRA, Monsoon Pabrai, Momachi Pabrai UGMA Trust and The Dakshana Foundation) managed by Mr. Pabrai. Mr. Pabrai is the managing member of the LLC. The managed accounts are each beneficially owned by members of Mr. Pabrai’s family. The LLC, private funds, managed accounts and Mr. Pabrai are each beneficial owners and have an address of 1220 Roosevelt, Suite 200, Irvine, CA 92620.

(2)

RS Investment Management Co. LLC (“RS”), The Guardian Life Insurance Company of America (“Guardian Insurance”) and Guardian Investor Services LLC (“Guardian Investor”) are each the beneficial owner, with shared voting and shared dispositive power, of the shares. RS is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E); Guardian Insurance is an insurance company as defined in Section 3(a)(19) of the Exchange Act and a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G); and Guardian Investor is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), a broker or dealer registered under Section 15 of the Exchange Act and a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). The address of RS is 388 Market

Street, Suite 1700, San Francisco, CA 94111, and the address of Guardian Insurance and Guardian Investor is 7 Hanover Square, New York, NY 10004. Guardian Insurance is the parent company of Guardian Investor and RS, and Guardian Investor is the parent company of RS. RS is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares.

(3)

The shares are owned of record by Greywolf Event Driven Master Fund (“Greywolf Event Driven”). Greywolf Capital Management LP is the investment manager of Greywolf Event Driven; Greywolf GP LLC is the general partner of Greywolf Capital Management LP; and John Savitz is the sole managing member of Greywolf GP LLC. These entities and Mr. Savitz share voting and dispositive power over the shares owned by Greywolf Event Driven and may be deemed to be beneficial owners of such shares. The address of all entities (other than Greywolf Event Driven) and Mr. Savitz is 4 Manhattanville Road, Suite 201, Purchase, NY 10577. The address of Greywolf Event Driven is 89 Nexus Way, Camana Bay, Grand Cayman KY19007.

(4)

BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(l)(ii)(G) of the Exchange Act, and the address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)

The Vanguard Group, Inc. is an investment advisor in accordance with Rule 13d-1(b)(l)(ii)(E) and the address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern PA 19355. The Vanguard Group, Inc. reports shared power to dispose or to direct the disposition of 64,135 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of these 64,135 shares as a result of its serving as investment manager of collective trust accounts.

(6)

Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts.

(7)	Includes 400,000 shares underlying options that are exercisable within 60 days from the Record Date.

(8)	Includes 5,000 shares beneficially owned by his spouse.

(9)	Includes 175,000 shares underlying options that are exercisable within 60 days from the Record Date.

(10)	Includes 575,000 shares underlying options that are exercisable within 60 days from the Record Date.

Equity Compensation Plan Information

The following table sets forth certain information for each of our equity compensation plans as of December 31, 2014.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan
Equity Compensation plans approved by stockholders:
Amended and Restated 2006 Long-Term Equity Incentive Plan (“LTIP”)	1,004,579		$13.00	**	***
2012 Incentive Compensation Plan (“ICP”)	1,136,164	*	*	*	1,527,720
Equity Compensation plans not approved by stockholders:
None

*

This amount is based on the potential vesting of 835,104 shares of common stock that could vest upon the maximum level of achievement for the 278,368 units of performance-based Restricted Stock Units (“RSUs”) that were issued in January of 2013 and 2014.

**	The number provided is the exercise price of options. RSUs that vest under the LTIP or the ICP do not require payment by the holder upon their vesting.

***	As the 2012 Incentive Compensation Plan was adopted after approval by the Company’s stockholders at the 2012 Annual Meeting of Stockholders, no further awards will be granted under the 2006 LTIP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of common stock with the SEC and the NASDAQ Global Select Market. Based on a review of the ownership reports filed with the SEC during fiscal 2014, we believe that all Section 16(a) filing requirements were met during the year.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board (the “Committee”) is responsible for directing our executive compensation philosophy, policies, plans and programs and for determining the compensation elements and amounts paid to our named executive officers. At least annually, the Committee reviews our compensation elements and amounts for our named executive officers. Our current executive officers, Messrs. Hensler, Scherich and Whitaker, are responsible for matters of company policy and are our “named executive officers” or “NEOs”.

Executive Summary

Key business considerations that set the context are identified below:

During 2014 -

•	We completed construction and commissioning, and commenced commercial operations, of a new zinc manufacturing facility in North Carolina.

•	We completed the demolition of our Monaca facility.

•	We purchased, marked to market or settled hedge positions that were placed to protect our cash flow during construction, commissioning and ramp-up of the new zinc facility.

•	We expanded the manufacturing capacity of Zochem Inc. and further integrated it into our business.

Key compensation actions and decisions in 2014 included:

•

After several years without an increase, our Chief Executive Officer’s base salary was increased from $570,000 to $600,000 in 2014. Our other NEO’s also received increases in their base salaries in 2014, to $293,550, for Robert D. Scherich and $225,000, for Gary R. Whitaker.

•

Performance in the measures included in our annual Management Incentive Plan (“MIP”) achieved above target results with respect to the results from INMETCO. The MIP goals with respect to our North Carolina facility and fourth quarter adjusted EBITDA results of Horsehead Corporation were not met and no compensation was awarded for those two portions of the MIP. Zochem achieved slightly below target results for the year.

•	In the spring of 2014 the non-binding advisory vote on executive compensation was overwhelmingly approved by the Company’s stockholders at the 2014 Annual Meeting of Stockholders.

Compensation Policies and Practices

The primary objectives of our executive compensation programs are to:

•	attract, motivate and retain the best possible executive talent, capable of producing optimal performance results for our Company, consistent with our goal of creating value for our stockholders;

•	achieve accountability for performance by linking annual cash and long-term incentive awards to achievement of measurable performance objectives where it is feasible; and

•	align executives’ incentives with value creation for our stockholders.

The foremost objective of our compensation program is to align the interests of our executive officers with the interests of our stockholders in seeing increases in the value of our Company. To that end, a substantial portion of our executive officers’ total compensation is tied to the achievement of performance measures important to our business and to the price of our stock. We believe this focuses the efforts of our executive officers on managing the aspects of our business that are key to our success and aligns the interests of our executive officers more broadly with those of our stockholders.

Our executive compensation consists primarily of the following components:

•	base salary;

•	annual cash bonus incentives;

•	long-term incentive awards;

•	post-termination benefits, including severance and retirement benefits; and

•	certain additional executive benefits and perquisites.

The Committee believes that our executive compensation package should be structured to place our named executive officers between the 50th and 75th percentiles of our peer group, depending on good to excellent performance. The fixed portion of the total (base salary) is targeted at the 50th percentile (i.e., the median) of the pay market. Because our incentives are variable based on Company and stock performance, the actual compensation earned by our NEOs may fall below, around, or above the target median based on our success in achieving strategic goals and increasing the value of our company.

By providing performance-based RSUs that vest over multiple years, as well as time-vesting RSU awards that vest over a five-year period, the Committee can provide incentives to our named executive officers to set long-term value-creating goals and to continue to work to achieve those goals. Because a very significant portion of the compensation package is contingent on performance and largely structured as equity awards, and because we believe achievement of the performance objectives will enhance stockholder value, we feel that our compensation philosophy properly aligns management’s incentives with the interests of our stockholders.

Role of Consultants and Management

The Committee relies on the services of Towers Watson (“Consultant”) in its oversight of executive compensation. SEC regulations specify six factors that compensation committees must consider in selecting and monitoring the independence of their compensation advisors. The Committee has considered these factors in determining that Towers Watson provides it independent consulting advice.

In the course of 2014, the Consultant advised the Board and the Committee on the compensation of our named executive officers based on the compensation philosophy of the Company, market practices, and technical constraints, including:

•	reviewing trends and regulatory developments;

•

benchmarking target total direct compensation (e.g., base salary, annual incentive, and long-term incentive), derived from the peer group and published survey analysis for companies similar in size to our Company;

•	evaluating earned and realizable pay in light of performance results

•	developing a long-term performance-based incentive design for the Company’s future and ongoing use;

•	benchmarking nonemployee director compensation; and

•	assisting with proxy statement disclosure.

The Committee considers the compensation competitiveness information described above and determines base salary and other compensation package parameters, such as annual incentive and long-term incentive opportunities, for our Chief Executive Officer, subject to final approval by our Board. Our Chief Executive Officer makes compensation recommendations to the Committee for each of the other named executive officers based on:

•	his assessment of each executive’s performance;

•	the benchmarking information described above; and

•	the overall philosophy of the Company’s executive compensation program.

The Committee discusses these recommendations with our Chief Executive Officer and makes final recommendations to the Board, which the Board considers and, if appropriate, approves.

Benchmarking Approach

We consider multiple sources of compensation data to inform our decision-making: proxy disclosures of a select group of comparable companies (“peers”) and published and proprietary compensation surveys.

Objectives for the composition of the peer group are to include companies having business models and Global Industry Classification Standard codes similar to ours and to ensure that the peer group represents a range of revenues comparable to ours. The peer group currently consists of: Calgon Carbon Corporation, Globe Specialty Metals Inc., Handy & Harman Ltd., Haynes International Inc., Hecla Mining Co., Innophos Holdings, Inc., Materion Corporation, Metalico Inc., Quaker Chemical Corp., Quanex Building Products Corp., RTI International Metals Inc., Stillwater Mining Company, Universal Stainless & Alloy Products Inc., US Ecology, Inc., and Westmoreland Coal Co.

We supplemented the peer group analysis with an evaluation of competitive compensation using published and proprietary surveys of total compensation practices. The surveyed companies were generally in the manufacturing or metals industries with revenues of less than $1 billion. Within those surveys, the positions of our management team were matched to positions in the published survey data based on job responsibilities and a revenue scope comparable to ours.

The Committee reviews the peer and survey analysis annually in conjunction with its review of the Chief Executive Officer’s pay recommendations and as it formulates recommendations for the Chief Executive Officer’s pay.

Elements of Compensation

Many of the elements of compensation are set forth in the employment agreements we entered into with each Messrs. Hensler and Scherich, in connection with the completion of the private placement of approximately 16 million shares of our common stock in November 2006, which agreements were negotiated by affiliates of Sun Capital Partners, Inc., who then held a majority of our capital stock and controlled our Board. These employment agreements were due to expire during 2011, and in January 2011 we renewed these agreements for three-year terms, with automatic one-year renewals thereafter unless otherwise terminated. The employment agreements are discussed throughout this Compensation Discussion and Analysis.

Base Salary

The Committee targets the 50th percentile of our pay market as a target for base salaries for our named executive officers, with some accommodation of each individual’s experience, skills, knowledge, responsibilities, and performance. Typically, when establishing the base salaries of the named executive officers, the Committee considers other factors, including the ability to replace the individual, market data on similar positions with competitive companies, the desired range of our overall compensation for our various management team members and our desired balance of cash and long-term incentive compensation. Business conditions and forecasts are also considered when determining if base salary adjustments should be made.

During 2012 and 2013 the annual base salaries of the NEOs were not increased. Annual base salaries were increased in 2014. The annual base salaries for 2015 have not been increased. Annual base salaries are $600,000 for Mr. Hensler, $293,550 for Mr. Scherich and $225,000 for Mr. Whitaker.

Annual Cash Bonus Incentives

The primary purpose of our annual incentive plan is to reward executive officers for achieving company and operating unit performance goals. Company-wide performance measures are important factors in our annual incentives. We establish quantifiable financial goals, but because we operate in a commodity business where the price of the commodity is largely out of management’s control, we administer the annual incentive to account for volatile commodity prices. More specifically, when we set an earnings goal, it is based on the forecasted annual commodity price. We also establish corresponding goals assuming the prices of zinc and nickel rise or fall as compared to the forecasted price. At year-end we compare our results with the goal that corresponds with the average commodity price over the year. We also reward individual accomplishments compared to pre-set goals.

Target awards are established initially as a percentage of each executive officer’s base salary for the fiscal year and are based primarily on the achievement of financial targets, such as consolidated and/or operating unit budgeted levels of net income. Our targets move along with changes in the market prices of zinc and nickel, which are outside the control of our management team. The Committee also considers individual and/or operational targets, such as safety and production performance. Each annual cash bonus is generally paid in a single installment in the first quarter following the completion of a given fiscal year once the annual audit report is issued or, if earlier, following the Board’s determination of the degree to which our incentive plan goals for the fiscal year have been met.

Each year, the Committee approves the management incentive plan (the “MIP”) for our named executive officers, which is authorized under the ICP. The table below identifies target awards for the NEOs under the 2014 MIP.

NEO	Target as % of salary	Target $
James M. Hensler	100%	$600,000
Robert D. Scherich	50%	$146,775
Gary R. Whitaker	30%	$67,500

For 2014, the Board based the MIP targets upon shipments of zinc in 2014 made from the Company’s new zinc facility in North Carolina facility, fourth quarter 2014 adjusted EBITDA of Horsehead Corporation, and the net income of the Company’s INMETCO and Zochem subsidiaries. Under the MIP approved by the Committee for 2014, for James Hensler, 30% of the annual incentive was based on shipments in 2014 of zinc made from the Company’s new zinc facility in North Carolina facility, 30% was based on the Adjusted EBITDA of Horsehead Corporation for the fourth quarter, 10% was based on the net income of INMETCO and 10% on the net income of Zochem. For Robert Scherich and Gary Whitaker the weighting was 20% in each of the same four categories as those established for the Chief Executive Officer. The fourth quarter 2014 Adjusted EBITDA goals of Horsehead Corporation and the net income target for INMETCO were established with sensitivities to adjust the goal based upon the actual average price of zinc for the quarter and the actual average price of nickel for the year, respectively. No sensitivities based on zinc prices were deemed appropriate to adjust the Zochem target.

The remaining 20% of the annual cash bonus amount for each executive depends on the achievement of operational performance measures identified by our Board for each executive. For Mr. Hensler in 2014, these were based on improving certain employee safety metrics at our new zinc facility in North Carolina and for the rest of the Company by specified amounts, completion of specified environmental improvement projects at certain of the Company’s facilities, and completion of demolition of certain portions of our former Monaca facility by specified dates. For Mr. Scherich these were based on consolidation of the corporate functions of the three operating subsidiaries by specified dates, relocation of the Company’s services by certain specified dates to accommodate the demolition of our former Monaca facility, and implementing integrated reporting and forecasting tools for internal reporting purposes by certain specified dates. For Mr. Whitaker these were based on achieving certain results concerning recovery of payments from Shell Chemical LP relating to the sale of our former Monaca facility, performing a number of specified activities relating to the review of, and training concerning, compliance by the Company and its officers and employees with certain legal requirements, and achieving favorable results in certain environmental proceedings and matters.

Targets for shipment of zinc from our new zinc facility in North Carolina were not achieved in 2014. Consequently, no payout was made under the 2014 MIP for that portion. In the fourth quarter of 2014, Horsehead Corporation did not meet its fourth quarter 2014 Adjusted EBITDA goals, and no payout was made under the 2014 MIP for that portion. In 2014, INMETCO achieved 154% of target net income at the average nickel price of $7.65 per pound, and Zochem achieved 87% of target net income. Mr. Hensler achieved 116% of the individual performance portion of his Target Bonus. Mr. Scherich and Mr. Whitaker achieved 63% and 168%, respectively, of their individual performance portions of the Target Bonus. As a result of this performance, Mr. Hensler earned an annual cash bonus of $284,526, Mr. Scherich an annual cash bonus of $89,207, and Mr. Whitaker an annual cash bonus of $55,322 under the 2014 MIP.

Long-Term Incentive Awards

From 2009 to 2011, due to the significant uncertainty in economic conditions and the resulting difficulty in projecting our future operating performance, the Committee did not grant any performance-vesting RSUs to our named executive officers, but instead issued time based grants that vest ratably on the third, fourth, and fifth anniversary of the grant. In 2012 the Committee granted a portion of LTI awards in the form of performance-vesting RSUs. One half of these performance-based RSUs were to vest at varying levels if the Company was able to achieve commercial operations of the new zinc facility in North Carolina by certain specified dates, and the remaining one half of these RSUs were to vest at differing levels if the construction costs of such facility were less than certain specified amounts. The threshold levels for these performance-based RSUs were not met and accordingly all of the performance-vesting RSUs granted in 2012 expired in 2014 without vesting. The remaining portion of the 2012 LTI awards are time-based and vest ratably on the third, fourth and fifth anniversaries of the grant.

In January 2013, the Committee again granted a blend of time and performance-vesting RSUs to our named executive officers. The performance-based portion of the grant generally equals 50% of the total award, with the remaining 50% being time-based awards that vest ratably on the third, fourth and fifth anniversaries of the grant. The performance goals are based on the performance of the Company’s total stockholder return over a three-year period (from 2013 to 2015), compared to that of a group of global metals companies. The 2013 performance RSUs vest at the end of such period as follows:

Performance Level	Goal	Payout as % of Target
Maximum	85th percentile (and above)	300%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	<25th percentile	0%

In January 2014, the Committee again granted a blend of time and performance-vesting RSUs to our named executive officers. The performance-based portion of the grant generally equals 50% of the total award, with the remaining 50% being time-based awards that vest ratably on the third, fourth and fifth anniversaries of the grant. The performance goals are based on the performance of the Company’s total stockholder return over a three-year period (from 2014 to 2016), compared to that of a group of global metals companies. The 2014 performance RSUs vest at the end of such period as follows:

Performance Level	Goal	Payout as % of Target
Maximum	85th percentile (and above)	300%
Above Target	75th percentile	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
Below Threshold	<25th percentile	0%

Results between performance levels use linear interpolation.

The global metals companies that constitute the total stockholder return comparison group are:

Ticker	Exchange	Company
HBM	NYSE	HudBay Minerals, Inc.
NYR	Brussels	Nyrstar NV
MTRN	NYSE	Materion Corporation
NX	NYSE	Quanex Building Products Corporation
VALE	NYSE	Vale SA
FCX	NYSE	Freeport-McMoRan Copper & Gold Inc.
TCK	NYSE	Teck Resources Limited
RTI	NYSE	RTI International Metals, Inc.
HL	NYSE	Hecla Mining Co.
GLEN	London	Glencore International plc
HAYN	NASDAQ	Haynes International Inc.

In determining the number of RSUs to be granted to an executive, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance and the value of equity awards in relation to other elements of the individual executive’s total compensation. Awards for 2014 were based on a market analysis performed by our Consultant, which reviewed the total compensation provided to executive officers of our peer group. We awarded RSUs in amounts that, depending on other factors, such as our stock price, could permit our executives to approach the top quartile of total compensation as provided by the peer group to their executive officers.

We determined the size of the January 2, 2014 RSU grants during our December 2013 Committee meeting, using the average stock price for the month of November 2013, which was $14.10. By the actual grant date (1/2/14) the stock price climbed to $16.35. As a result, the RSU award values for Messrs. Hensler, Scherich and Whitaker were approximately 16% higher than when the awards were sized in December, 2013. The values in the Summary Compensation Table reflect this price increase, as well as the impact of valuing the performance RSU awards using a Monte Carlo simulation model, which increased the accounting expense for the award above the stock price.

In January 2015 the Committee again granted time and performance-vesting RSUs to our named executive officers. The performance-based portion of the grant generally equals 50% of the total award, with the remaining 50% being time-based awards, as described above for the 2014 grants. The performance goals are based on the performance of the Company’s total stockholder return over a three-year period (to 2015 from 2017), compared to that of a group of global metals companies, substantially the same as for the performance-vesting RSUs granted in January of 2014, except that the maximum award of 300% of target for achievement at a level of 85th percentile has been eliminated; the achievement of a return in the 75th percentile or higher will result in a maximum award of 200% of target.

Post-Termination Benefits

We provide post-termination benefits to our named executive officers in the form of a 401(k) plan, severance payments, and change-of-control arrangements.

Retirement Benefits.    We sponsor a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers most employees who satisfy certain eligibility requirements relating to minimum age and length of service. Under the 401(k) plan, eligible employees may elect to contribute, with no minimum, up to the maximum allowed by the Internal Revenue Code. In 2008, we began (i) providing each salaried employee a non-elective contribution equal to 3% of the employee’s eligible compensation and (ii) offering a matching contribution equal to 50% of the portion of the employee’s elective contribution that is equal to up to 4% of his or her eligible compensation, in each case subject to limits under applicable tax laws.

Severance Payments.    We provide severance benefits to our named executive officers to afford them financial protection in the event of certain terminations of their employment and also to secure their cooperation following such a separation. The employment agreements of Messrs. Hensler and Scherich provide that if the executive’s employment is terminated by us without cause, or in the case of Mr. Hensler, he resigns for good reason, the executive is entitled to continue to receive his base salary for a severance period following termination and an amount equal to the average amount paid to the executive as a cash bonus under the MIP in the three years preceding termination. The severance periods for Messrs. Hensler and Scherich are two years and eighteen months, respectively. Each employment agreement provides that the executive will receive severance payments through the severance period as long as certain conditions are met, including that the executive sign a general release of Horsehead from any claims and that the executive has not breached any of the terms or provisions of the non-competition and non-solicitation provisions of his employment agreement. The non-competition period set forth in the employment agreements are through the later of the end of any severance period and twelve months following termination of employment. The non-solicitation period in the employment agreements is 24 months.

The employment agreements define “cause” as: (i) a breach of the employee’s obligations under the agreement; (ii) any felony or crime involving moral turpitude by the employee which our Board determines would have an adverse effect on (a) our reputation or relationships with suppliers, customers, employees or others, (b) the employee’s ability to effectively perform his duties or (c) our business, operations or financial condition; (iii) fraud or embezzlement; (iv) failure to comply with the directives and policies of our Board; (v) gross negligence or recklessness by the employee in the conduct of our business; (vi) material abandonment of duties or (vii) willful action to harm us. Mr. Hensler’s employment agreement defines “good reason” as a substantial diminution in Mr. Hensler’s responsibilities to us.

Change-of-Control Arrangements.    The RSU award agreements we entered into with Messrs. Hensler and Scherich in January 2011 and January 2012, and with Mr. Whitaker in January 2012, in connection with their time-vesting RSU grants under our 2006 Long-Term Equity Incentive Plan included provisions pursuant to which the time-vesting RSUs would become fully vested six months after a change in control provided that the executive was still employed by us at such time, or, if such employment was terminated earlier than before such six month’s date, the date of such executive’s termination (if not for death, disability or cause) following consummation of the applicable change of control. The RSU award agreements we entered into with Messrs. Hensler, Scherich and Mr. Whitaker in January 2013, January 2014, and in January 2015, in connection with their performance-based and time-vesting RSU grants under our 2012 Incentive Compensation Plan provided that, in the event of a change in control of the Company, vesting is accelerated only upon the individual’s termination without cause, death, disability or for good reason. Performance-vesting RSUs would be forfeited if the change in control occurs within the first year following the grant, and if a change in control happens after the first year but before the scheduled performance period ends, then performance would be determined as of the date of the change in control and they would continue to vest over the originally scheduled vesting period, or be payable in connection with the individual’s termination without cause, or for good reason.

Executive Benefits and Perquisites

We only provide perquisites that are, in the Committee’s view, directly related to the executive’s duties. The only material perquisite that we provide any of our named executive officers is payment of the annual dues for Mr. Hensler at one private social club, based on the belief that the use of such facilities in the course of his employment is in our interest and will further our business purposes. We do not otherwise maintain retirement, pension or deferred compensation programs for executives other than participation in our 401(k) plan as described above. Mr. Hensler and Mr. Scherich are entitled, pursuant to their employment agreements, to receive employee benefits consistent with those received by other employees of the Company. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including health, dental, disability, paid vacation and participation in our 401(k) plan. The Board in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are generally equivalent to benefits provided by comparable companies. We have no current plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our executive officers are entitled as set forth herein) or levels of benefits provided thereunder.

Stock Ownership Guidelines

Our Board has adopted guidelines for ownership of shares of common stock by directors and executive officers. Compliance with the guidelines is voluntary in that there is no formal enforcement mechanism, but all persons subject to the guidelines are expected to comply.

Our guidelines provide that directors are to own stock with a value of three times their annual retainer, the Chief Executive Officer is to own stock with a value of five times his annual base salary, and the Chief Financial Officer and the Vice President, General Counsel are to own shares with a value of two times their respective annual base salaries. Stock that counts toward satisfaction of the guidelines include: shares of common stock owned and retained outright by the director or executive officer and restricted stock units (including all unvested time-based units). Unexercised stock options and unvested performance-based RSUs do not count toward ownership guidelines. These guidelines are to be achieved within five years of election as a director or appointment as an executive officer.

All of our directors and executive officers are in compliance with our stock ownership guidelines.

Pay and Risk Considerations

Our executive compensation program is designed to offer fair, market-based compensation that promotes the long-term interests of our stockholders without promoting undue risk-taking. Elements of our executive compensation arrangements that support our desired pay culture are identified below.

•	The majority of our NEOs’ compensation is variable, based on Company performance, business unit performance (as applicable), individual performance, and stock price performance.

•	We establish the mix of fixed versus variable upon consideration of market practices so that incentives play a meaningful, but not extraordinary, role in the overall compensation package.

•

Our incentives are not all-or-nothing, rather we set a range around our target goal such that performance that approaches but falls short of target earns a below-target award while performance above target earns an above-target award.

•	We limit the impact that certain uncontrollable factors have on our performance results under the annual incentive plan (e.g., by adjusting for the expense or windfall from changing metal prices).

•	Rewards are capped under our annual incentive plan as well as our performance-based RSUs to ensure that no windfalls occur when unforeseen circumstances play out.

•

Our long-term incentives include a prominent role for stock units that vest over three to five years; this vesting provision helps provide a retention counterbalance to the variable pay under the annual incentive as well as the performance-based RSUs.

•	By subjecting our executives and directors to stock ownership guidelines, we are aligning their long-term interests with those of the stockholders.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to a company’s named executive officers to $1 million during any fiscal year. There are exemptions to this rule, such as if such compensation is “performance-based” under Section 162(m). Our 2012 Incentive Compensation Plan was drafted to enable us to structure compensation that is performance-based under the Code. In determining how to compensate our NEO’s we consider whether a particular form of compensation will be deductible under Section 162(m) of the Code.

Our compensation program is intended to maximize the deductibility of the compensation paid to our named executive officers to the extent that we determine it is in our best interests. As a practical matter, we may opt to qualify some elements of compensation as performance-based, such as our 2014 performance-vesting RSUs but not others, such as our time-based RSUs.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Securities Act with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

T. Grant John

George A. Schreiber, Jr.

John C. van Roden, Jr.

Jack Shilling

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation earned in 2014, 2013, and 2012 by our named executive officers.

Name and Principal Position	Year	Salary		Bonus	Restricted Stock Unit Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(4)	Total
James M. Hensler	2014	$600,000		—	$1,094,875	—	$284,526	—	$31,989	$2,011,390
President and Chief	2013	$570,000		—	$1,146,313	—	$354,343	—	$35,724	$2,106,380
Executive Officer	2012	$570,000		—	$792,966	—	$537,428	—	$31,997	$1,932,391

Robert D. Scherich	2014	$293,550		—	$366,368	—	$89,207	—	$27,551	$776,676
Vice President and	2013	$285,000		—	$383,563	—	$117,857	—	$31,484	$817,904
Chief Financial Officer	2012	$285,000		—	$287,446	—	$165,247	—	$27,902	$765,595

Gary R. Whitaker	2014	$225,000		—	$366,368	—	$55,322	—	$25,584	$672,274
Vice President, General	2013	$200,000			$383,563	—	$46,624	—	$28,290	$658,477
Counsel and Secretary	2012	$20,000	(3)		$287,446	—	$72,556	—	$14,958	$594,960

(1)

Represents the grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The column includes performance awards that are reported at the target number of shares.

(2)

Represents annual cash bonus incentive awards paid to each named executive officer pursuant to the MIP. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Bonus Incentives.”

(3)	Signing bonus and payments in lieu of 40l(k) Plan match of employee contributions.

(4)	The amounts shown in this column include $4,438 in 2014, $4,240 in 2013, and $4,095 in 2012, for the annual dues for Mr. Hensler’s private social club membership and the following:

	Year	Company Contributions Under 401(k) Savings Plan	Life Insurance Premiums	Health Care
James M. Hensler	2014	$13,000	$2,170	$12,381
	2013	$12,750	$2,220	$16,514
	2012	$12,500	$2,200	$13,182
Robert D. Scherich	2014	$13,000	$2,170	$12,381
	2013	$12,750	$2,220	$16,182
	2012	$12,500	$2,220	$13,182
Gary R. Whitaker	2014	$11,250	$1,953	$12,381
	2013	$10,000	$1,776	$16,514
	2012	—	$1,776	$13,182

Grants of Plan-Based Awards

The table below sets forth our threshold, target and maximum payouts under our MIP for 2014. Additionally, during 2014, we granted RSUs to our named executive officers under our 2012 Equity Incentive Plan, as set forth below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Hensler	December 11, 2013	$300,000	$600,000	$1,200,000	—	—	—	—	—	—	—
	January 2, 2014	—	—	—	11,525	23,050	69,149	23,050	—	—	$1,094,875
Robert D. Scherich	December 11, 2013	$73,388	$146,775	$296,550	—	—	—	—	—	—	$—
	January 2, 2014	—	—	—	3,856	7,713	23,138	7,713	—	—	$366,368
Gary R. Whitaker	December 11, 2013	$33,750	$67,500	$135,000	—	—	—	—	—	—	—
	January 2, 2014	—	—	—	3,856	7,713	23,138	7,713	—	—	$366,368

(1)

Represents performance-vesting RSUs granted under our 2012 Incentive Compensation Plan, as more fully described in “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Awards.”

(2)

Represents time-vesting RSUs granted under our 2012 Incentive Compensation Plan, as more fully described in “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Awards.”

(3)	Upon vesting of each RSU, the individual is entitled to receive one share of common stock for each vested RSU; no exercise or payment of exercise price is required.

(4)

Represents the full grant date fair value of each individual equity award (on a grant-by-grant basis) as computed under FASB ASC Topic 718. The column includes performance awards that are reported at the target number of shares.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards as of December 31, 2014 held by our named executive officers. The market value of RSUs that have not vested is based on the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2014

	Option Awards					Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units That Have Not Vested*	Market Value of Restricted Stock Units That Have Not Vested
James M. Hensler	400,000	—	—	$13.00	January 24, 2017	213,289	$3,376,365
Robert D. Scherich	175,000	—	—	$13.00	January 24, 2017	74,609	$1,181,060
Gary R. Whitaker	—	—	—	—	—	55,908	$885,024

*	Excludes performance-based RSUs granted in 2012, which expired in 2014 without vesting.

Option Exercises and Restricted Stock Units Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) and vesting dates	Value Realized on Vesting ($)
James M. Hensler	—	—	31,827, March 17, 2014	$554,426
	—	—	16,959, February 3, 2014	$252,180
	—	—	16,454, January 3, 2014	$275,769
Robert D. Scherich	—	—	11,936, March 17, 2014	$207,925
	—	—	6,360, February 3, 2014	$94,573
	—	—	6,170, January 3, 2014	$103,409
Gary R. Whitaker	—	—	—	—

Pension Benefits

We do not maintain defined benefit pension plans, other than for our Zochem, Inc. subsidiary. Our Board may in the future elect to provide officers and other employees with pension benefits if the Board determines that doing so is in our best interests.

Non-Qualified Deferred Compensation

We do not maintain non-qualified defined contribution plans or other deferred compensation plans. The Committee may in the future elect to provide officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Board determines that doing so is in our best interests.

Termination and Change in Control Arrangements

Assuming each named executive officer’s employment was terminated under each of the circumstances set forth below, or a change in control occurred, on December 31, 2014, the estimated values of payments and benefits to each named executive officer are set forth in the following table.

Name	Benefit	Termination Without Cause Prior to a Change in Control	Termination Without Cause Following a Change in Control**	Voluntary Termination With Good Reason	Death	Disability	Six months following a Change in Control
James M. Hensler	Cash severance*	$1,984,827	$1,984,827	$1,984,827	—	—	—
	Accelerated Vesting of RSUs	—	$3,011,484	—	$1,446,862	—	$1,485,250
Robert D. Scherich	Cash severance*	$688,498	$688,498	—	—	—	—
	Accelerated Vesting of RSUs	—	$1,058,963	—	$528,944	—	$548,272
Gary R. Whitaker	Accelerated Vesting of RSUs	—	$762,926	—	$232,907	—	$252,235

*	For a description of cash severance, see “Elements of Compensation — Post-Termination Benefits — Severance Payments.”

**	Assumes target for the performance RSU grants that are applicable in this column.

The provisions in our RSU award agreements governing time-based or performance-based vesting upon the occurrence of a change in control are described above under the section captioned “Elements of Compensation — Post Termination Benefits — Change of Control Arrangements.”

Compensation of Directors

Each of our non-employee directors receives a fee at a rate of $65,000 per year for service as a director, our Audit Committee chairman receives an additional fee at a rate of $25,000 per year and the chairs of each of our Compensation Committee and Nominating and Corporate Governance Committee receive an additional fee at a rate of $15,000 per year. In addition, our lead independent director receives an additional fee at a rate of $25,000 per year. Each outside director also received RSUs that vest in a one year period, based on a target compensation of $80,000 per director (and converted to shares based on the prior November’s average price). The Committee recommended, and the Board approved, that there not be any change in Director compensation for 2015.

In January 2014, we issued to each of Messrs. John, van Roden, Schreiber and Shilling 5,673 RSUs, which vested on January 2, 2015.

All of our directors are reimbursed for out-of-pocket expenses incurred in connection with attending all Board and committee meetings. The following table summarizes the compensation of our directors in 2014.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards (1)($)	Option Awards ($)	Non-Equity Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John C. van Roden, Jr.	$90,000	$92,754	—	—	—	—	$182,754
T. Grant John	$80,000	$92,754	—	—	—	—	$172,754
George A. Schreiber, Jr.	$80,000	$92,754	—	—	—	—	$172,754
Jack Shilling	$90,000	$92,754	—	—	—	—	$182,754

(1)	Represents the grant date fair value of awards computed in accordance with FASB ASC Topic 718.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Grant Thornton LLP for fiscal 2013 and fiscal 2014.

Fee Category	Fiscal Year Ended December 31, 2013	Fiscal Year Ended December 31, 2014
Audit Fees	$862,210	869,190
Audit-Related Fees	38,121	40,146
Tax Fees	190,818	278,107
All Other Fees	—	—

Total Fees	$1,091,140	1,187,442

Audit Fees:    Consists of fees billed for professional services rendered in connection with the audit of the consolidated financial statements of Horsehead Holding Corp. for fiscal 2013 and 2014.

Audit-Related Fees:    Consists of fees billed for assurance and related services that are not reported under “Audit Fees.” These services include our October, 2013 issuance of common stock and our July 2014 issuance of unsecured notes and audits of employee benefit plans.

Tax Fees:    Consists principally of fees for services provided in connection with tax planning, advice, diligence and compliance services.

All Other Fees:    Consists of fees for services other than those reported above.

All audit, audit-related and tax services performed by Grant Thornton LLP in fiscal 2014 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by Grant Thornton LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides also that individual engagements must be separately approved. Additionally, the Audit Committee is required to pre-approve any non-audit services to be provided to the Company by the independent auditor. The policy requires also specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO AUDITORS

We expect representatives of Grant Thornton LLP to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2014 with Grant Thornton LLP, our independent auditors for fiscal 2014, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Grant Thornton LLP, the matters required to be discussed by Auditing Standard No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Grant Thornton LLP its independence and has considered whether the provision of non-audit services by Grant Thornton LLP to us is compatible with maintaining Grant Thornton LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

This report is submitted by the members of the Audit Committee:

John C. van Roden, Jr.

T. Grant John

George A. Schreiber, Jr.

Jack Shilling

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2016 MEETING

Our By-laws permit stockholders to make proposals for, and to nominate directors for election at, an annual stockholder meeting. Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in May 2016 must be received by the Company no later than November 25, 2015. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2016, including nominations for election as directors of persons other than nominees of the Board, must comply with the procedures outlined in the Company’s by-laws, which are described below, and must be received, by the Company’s Secretary at the address noted below, no earlier than January 5, 2016 and no later than February 4, 2016. In the event the annual meeting for 2016 is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after May 5, 2016, notice of such proposals or nominations must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2016 annual meeting was mailed or public disclosure of the 2016 annual meeting was made. A copy of the Company’s certificate of incorporation and by-laws may be found on the Company’s website www.horsehead.net, and is available upon request from the Company’s Secretary, 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205.

Notice of a stockholder proposal must include, as to each matter proposed, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as it appears on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company’s capital stock which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

A notice of a stockholder nomination for election to the Board shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

We evaluate director nominees recommended by stockholders in the same manner in which we evaluate other director nominees. We have established through our Corporate Governance and Nominating Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Corporate Governance and Nominating Committee determines from time to time.

ADDITIONAL INFORMATION

We will bear the cost of the Annual Meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services.

The Board knows of no matter to be brought before the Annual Meeting other than the matters identified in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

Availability of SEC Filings, Code of Ethics and Committee Charters

Copies of our reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports filed with the SEC, and our Code of Ethics, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through our website, www.horsehead.net under the “Investor Relations” section, or may be requested in print, at no cost, by writing our Company’s Secretary at c/o Horsehead Holding Corp., 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205.

By order of the Board of Directors

Gary R. Whitaker

Secretary

Dated: March 20, 2015

HORSEHEAD HOLDING CORP.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on May 5, 2015.

Vote by Internet
• Go to www.envisionreports.com/ZINC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors urges you to vote FOR the Class III nominee listed (Term expires 2018), and FOR Proposals 2 and 3.

1. Election of Director:	For	Withhold	+
01 - T. Grant John	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLP as Horsehead Holding Corp.’s independent registered accounting firm.	☐	☐	☐	3.	Advisory vote on executive compensation.	☐	☐	☐

4.	To vote and otherwise represent the undersigned on any other matters that may properly come before
	the Annual Meeting or any postponement or adjournment thereof, in the discretion of the proxy holder(s).

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+

                0201LD

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY — HORSEHEAD HOLDING CORP. (“The Corporation”)

PROXY IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned stockholder of Horsehead Holding Corp., a Delaware corporation, hereby appoints Robert D. Scherich and Gary R. Whitaker, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held at 10:30 a.m., Eastern Time, on May 5, 2015 at the Duquesne Club, 325 Sixth Avenue, Pittsburgh, PA 15222, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Annual Meeting.

The Board of Directors knows of no reason why the nominee for the Board of Directors would be unable to serve, but in the event the nominee is unable to serve or for good cause will not serve, the proxies received indicating a vote in favor of such nominee will be voted for a substitute nominee as the Board of Directors may recommend.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTIONS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE ELECTION OF THE NOMINEE REFERRED TO IN PROPOSAL ONE AS DIRECTOR, AND “FOR” THE MATTERS REFERRED TO IN PROPOSALS TWO AND THREE, AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please refer to the Proxy Statement for a discussion of the Proposals.

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY; YOU MAY USE THE ENCLOSED ENVELOPE.